Exhibit 23.1






                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Lakeland Financial Corporation's Registration Statement on Form S-8 (Registration # 333-48402) of our report, dated May 8, 2002, on the financial statements of the Lakeland Financial Corporation 401(k) Plan which is included in this Annual Report on Form 11-K for the year ended December 31, 2001.




                                                 Crowe, Chizek and Company LLP

South Bend, Indiana
June 26, 2002